UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On February 3, 2006, Irwin Financial Corporation issued a press release announcing its 2005 Fourth Quarter Results. A copy of the press release is attached as Exhibit 99.1.

ITEM 8.01. OTHER EVENTS.

a.)     On February 3, 2006, the Corporation announced it will hold a conference call on Monday, February 6, 2006, regarding its 2005 Fourth Quarter Results as described in the press releases filed with this report.

b.)     On February 3, 2006, the Corporation issued a call notice to redeem the securities underlying IFC Capital Trust III, from which $51.7 million of 8.75 percent convertible trust preferred securities (NYSE: IFC.N, CUSIP # 449498203) were issued and remain outstanding. The shares will be redeemed on March 6, 2006, at their par value of $25 per share plus accrued interest through March 3, 2006. In lieu of redemption for cash, the trust preferred securities are convertible at the option of the holder into Irwin Financial Corporation common stock (NYSE: IFC) at any time up to 5:00 p.m. EST on March 3, 2006. If converted, each share of convertible trust preferred securities will be exchanged for 1.2610 shares of common stock, which equates to a common stock conversion price of $19.825/share. This information is contained in the press release attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release of Irwin Financial Corporation issued February 3, 2006 - Fourth Quarter Results
99.2	Press Release of Irwin Financial Corporation issued February 3, 2006 - Conference Call Announcement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: February 3, 2006	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated February 3, 2006 - Fourth Quarter Results
99.2	Press Release dated February 3, 2006 - Conference Call Announcement